Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             UNITED DIAGNOSTIC, INC.

      Pursuant to Section 242 and 245 of the Delaware General Corporation Law (the "DGCL"), the undersigned, being the President of United Diagnostic, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is United Diagnostic, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 9, 1981. The Corporation was originally incorporated under the name "Applied DNA Systems, Inc."

      2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL by the Board of Directors and the stockholders of the Corporation.

      3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

      FIRST. Corporate Name. The name of the corporation is SPO Medical Inc. (the "Corporation").

      SECOND. Registered Office. The address of the registered office of the Corporation is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

      THIRD. Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL").

      FOURTH. Capital Stock.

      Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 52,000,000 shares, of which 50,000,000 shares are common stock, par value $0.01 per share ("Common Stock"), and 2,000,000 shares are preferred stock, par value $0.01 per share ("Preferred Stock").

      Subdivision of Shares. Upon the effectiveness of the Amended and Restated Certificate of Incorporation, each of the 6,428,815 shares of Common Stock issued and outstanding as of the date hereof is hereby subdivided into 2.652685 shares of Common Stock.

      Common Stock. Subject to the prior or equal rights of any holders of Preferred Stock, the holders of Common Stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to receive the remaining assets of the Corporation available for distribution, ratably according to the number of shares of Common Stock held, and (iii) to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. No holder of Common Stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized. Holders of Common Stock are not entitled to cumulate votes in the election of any directors.

      Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

      The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

      FIFTH. Board of Directors of the Corporation.

      Responsibilities. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

      Number. The number of directors shall be determined from time to time by resolution of the Board of Directors and the initial Board of Directors shall consist of three directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

      Elections of Directors. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

      Nominations for Directors. Except as otherwise permitted in this Article FIFTH, only persons who are nominated in accordance with the procedures established in the By-Laws shall be eligible for election as directors.

      Vacancies. Vacancies and newly created directorships resulting from (i) an increase in the authorized number of directors, (ii) death, (iii) resignation,
(iv) retirement, (v) disqualification, (vi) removal from office or (vii) any other cause, may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director's successor shall have been duly elected and qualified.

      SIXTH. By-Laws. The Board of Directors is expressly authorized from time to time to make, alter or repeal the By-Laws of the Corporation in the manner set forth in the By-Laws from time to time.

      SEVENTH. Indemnification.

      Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

      Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided, however, that, except as provided in this Article SEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors; provided further, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative or other employee or agent of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

      Determination of Entitlement to Indemnification. Any indemnification under this Article SEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper under the circumstances because such person has either met the applicable standard of conduct set forth in this Article or has been successful on the merits or otherwise as set forth in this Article, as the case may be, and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

      (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

      (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      (iii) by the stockholders.

      Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding and within 30 days of receipt by the secretary of the Corporation of (i) an application from such authorized representative setting forth the basis for such indemnification, and (ii) if required by law at the time such application is made, an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      Definitions. For purposes of this Article SEVENTH:

      "authorized representative" shall mean any and all directors and officers of the Corporation and any person designated as an authorized representative by the Board of Directors of the Corporation or any officer of the Corporation to whom the Board has delegated the authority to make such designations (which "authorized representative" may, but need not, include any person serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise);

      "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

      "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor and any investigative proceeding by the Corporation;

      "criminal   third   party   proceeding"   shall   include  any  action  or
investigation which could or does lead to a criminal third party proceeding;

      "expenses" shall include attorneys' fees and disbursements;

      "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

      actions "not opposed to the best interests of the Corporation" shall include without limitation actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

      "other enterprises" shall include employee benefit plans;

      "party" shall include the giving of testimony or similar involvement;

      "serving at the request of the Corporation" shall include without limitation any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

      "third party proceeding"  shall mean any threatened,  pending or completed
action,  suit  or  proceeding,  whether  civil,  criminal,   administrative,  or
investigative, other than an action by or in the right of the Corporation.

      Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article SEVENTH.

      Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article SEVENTH, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article SEVENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article SEVENTH. Any repeal or modification of the provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or benefit of a director existing at the time of such repeal or modification.

      Severability.  If this  Article  SEVENTH or any portion  thereof  shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each authorized representative of the Corporation as to expenses, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article SEVENTH that shall not have been invalidated, by the DGCL or by any other applicable law.

      EIGHTH. Directors' Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing as of the time of such repeal or modification.

      NINTH. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed as of this 21st day of April, 2005.

                                          /s/ Michael Braunold
                                          --------------------------
                                          Name: Michael Braunold
                                          Title: President Director